Exhibit 99.1

Republic Bancorp, Inc. Reports a 22% Year-Over-Year Increase in Fourth Quarter Pre-Tax Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 25, 2019--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report fourth quarter net income of $17.3 million, a 258% increase over the fourth quarter of 2017, resulting in Diluted Earnings per Class A Common Share (“Diluted EPS”) of $0.83. Year-to-date net income was $77.9 million, a $32.2 million, or 71%, increase from the same period in 2017, resulting in a return on average assets (“ROA”) and a return on average equity (“ROE”) of 1.52% and 11.67% for 2018.

Steve Trager, Chairman & CEO of Republic commented, “With the change in the tax law during 2018 playing such a large role in the comparability of our quarterly and year-over-year net income metrics, we have focused the benchmarks for our 2018 results using pre-tax net income, as we believe this is more reflective of the true operating performance of the Company on a comparable basis. I am excited about these results, as we were able to grow our pre-tax net income to $20.3 million for the fourth quarter of 2018, an increase of 22% over the fourth quarter of 2017. In addition, pre-tax net income for the year ended December 31, 2018 increased $15.9 million, or 20%, over the year ended December 31, 2017. A healthy expansion in our net interest margin was the primary driver for the increase in our net interest income and our solid year-over-year performance, despite less growth in our Core Bank loan portfolio than the recent past. We were able to achieve these results in our net interest margin thanks to our strong balance sheet management strategies and continued success in maintaining our noninterest-bearing deposit base.

“Looking ahead to 2019, an increase in short-term interest rates, a continued flattening of the yield curve, and stiff competition for lower-cost core deposits are all expected in the market for the coming year. We believe these projected headwinds will be a stern challenge for all in the banking industry. We further believe, however, that we are well positioned to face these challenges thanks to a strong management team and our 1,000+ dedicated associates that are willing to go the extra mile each and every day, in our efforts to make Republic one of the best performing banks in the industry,” concluded Steve Trager.

The following table highlights Republic’s financial performance for the fourth quarters and years ended December 31, 2018 and 2017:

	Total Company Financial Performance Highlights
	Three Months Ended Dec. 31,				Year Ended Dec. 31,
(dollars in thousands, except per share data)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change

Income Before Income Taxes*	$20,328	$16,612	$3,716	22%	$94,263	$78,386	$15,877	20%
Net Income*	17,306	4,838	12,468	258	77,852	45,632	32,220	71
Diluted Earnings per Class A Common Stock	0.83	0.23	0.60	261	3.74	2.20	1.54	70
Return on Average Assets	1.37%	0.39%	NA	251	1.52%	0.95%	NA	60
Return on Average Equity	10.07	3.02	NA	233	11.67	7.26	NA	61

NA – Not applicable
*See Segment Data at the End of this Earnings Release

Results of Operations for the Fourth Quarter of 2018 Compared to the Fourth Quarter of 2017

Core Bank(1) – Net income from Core Banking was $16.2 million for the fourth quarter of 2018, an increase of $9.2 million, or 134%, over the fourth quarter of 2017. The Core Bank’s pre-tax net income for the fourth quarter of 2018 increased $1.7 million, or 10%, over the same period in 2017, benefitting from growth in net interest income and noninterest income, as well as continued strong credit quality.

Core Bank net interest income increased $2.0 million, or 4%, over the fourth quarter of 2017 driven by a 13 basis-point expansion in the Core Bank’s net interest margin and further complemented by an increase of $92 million, or 2%, in quarterly average Core Bank loans. The table below presents the overall change in the Core Bank’s net interest income, as well as average and period-end loan balances by origination channel:

	Net Interest Income
	for the
(dollars in thousands)	Three Months Ended Dec. 31,
Origination Channel	2018	2017	$ Change	% Change

Traditional Network	$41,964	$37,529	$4,435	12%
Warehouse Lending	3,557	4,460	(903)	(20)
Correspondent Lending	248	247	1	0
2012-FDIC Acquired Loans	89	1,648	(1,559)	(95)
Total Core Bank	$45,858	$43,884	$1,974	4

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Dec. 31,				Dec. 31,
Origination Channel	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change

Traditional Network	$3,434,020	$3,247,472	$186,548	6%	$3,475,999	$3,286,582	$189,417	6%
Warehouse Lending	453,794	523,725	(69,931)	(13)	469,695	525,573	(55,878)	(11)
Correspondent Lending	97,252	120,734	(23,482)	(19)	94,827	116,792	(21,965)	(19)
2012-FDIC Acquired Loans	5,448	6,836	(1,388)	(20)	5,218	6,551	(1,333)	(20)
Total Core Bank	$3,990,514	$3,898,767	$91,747	2	$4,045,739	$3,935,498	$110,241	3

The primary drivers of the changes in the Core Bank’s average loan balances and net interest income for the fourth quarter of 2018, as compared to the fourth quarter of 2017, follow:

  The difference between the Core Bank’s net interest margin and net interest spread was 32 basis points during the fourth quarter of 2018 compared to 22 basis points during the fourth quarter of 2017. The differential between the net interest margin and net interest spread represents the value of the Core Bank’s noninterest-bearing deposits and stockholders’ equity to its net interest margin. Because of rising short-term interest rates from December 31, 2017 to December 31, 2018, as measured by the increase of 100 basis points in the Federal Funds Target Rate during this period, the contribution of the Core Bank’s noninterest-bearing deposits and stockholders’ equity to the net interest margin increased significantly.
  The Traditional Network experienced solid growth in average loan balances of $187 million, or 6%, from the fourth quarter of 2017 to the fourth quarter of 2018. This growth was largely concentrated in the commercial loan sector, with average commercial real estate balances growing $43 million, or 4%, and average commercial and industrial balances growing $63 million, or 21%.
  During the fourth quarter of 2017, the Core Bank’s Traditional Network received a favorable payoff of a purchased credit-impaired loan acquired in the Company’s 2016 acquisition of Cornerstone Bancorp, Inc. This favorable payoff contributed approximately $670,000 of non-recurring interest income and approximately six basis points of net interest margin to the Core Bank for the fourth quarter of 2017.
  The Core Bank’s 2012 FDIC-Acquired loans contributed $1.6 million less in net interest income during the fourth quarter of 2018 compared to the same period in 2017. During the fourth quarter of 2017, a purchased credit-impaired loan paid off contributing approximately $1.6 million of non-recurring interest income and approximately 13 basis points of net interest margin to the Core Bank for the fourth quarter of 2017. Substantially all discount on the Core Bank’s 2012 FDIC-Acquired loans had been accreted by December 31, 2017.
  Average Warehouse Lending (“Warehouse”) balances decreased $70 million from the fourth quarter of 2017 to the fourth quarter of 2018, as increasing home-mortgage interest rates during 2018 drove an overall decline in demand for residential mortgage loans. Additionally, an internal change in the way the Company assigns a cost of funds to Warehouse through its Funds Transfer Pricing (“FTP”) methodology resulted in a portion of the Warehouse segment’s fluctuation in net interest income. Effective January 1, 2018, the Company changed its Warehouse FTP methodology to be more consistent with the FTP methodology used for other Core Bank loan products with similar pricing and duration characteristics. This change in FTP methodology had a $287,000 negative comparable impact on the Warehouse net interest income for the fourth quarter of 2018 and a corresponding positive comparable impact of $287,000 to the Traditional Network’s net interest income.

The Core Bank’s provision for loan and lease losses (“Provision”) increased to $1.3 million for the fourth quarter of 2018 from $1.2 million for the same period in 2017. Overall, the Core Bank’s credit quality metrics remained strong from period to period, with the Core Bank’s ratios of nonperforming loans to total loans and delinquent loans to total loans remaining near historically low levels.

The table below presents the Core Bank’s credit quality metrics:

	As of and for the:
	Quarters Ended:				Years Ended:
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Core Banking Credit Quality Ratios	2018	2018	2018	2018	2018	2017	2016

Nonperforming loans to total loans	0.40%	0.42%	0.43%	0.37%	0.40%	0.36%	0.42%

Nonperforming assets to total loans (including OREO)	0.40	0.42	0.43	0.38	0.40	0.36	0.46

Delinquent loans to total loans(2)	0.22	0.29	0.21	0.21	0.22	0.21	0.18

Net charge-offs to average loans	0.12	0.04	—	0.06	0.06	0.04	0.05
(Quarterly rates annualized)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $8.9 million during the fourth quarter of 2018, a $986,000, or 13%, increase from the $7.9 million achieved during the fourth quarter of 2017. The following primarily drove this increase:

  Service charges on deposits increased $240,000, or 7%, consistent with an 8% increase in transactional accounts from December 31, 2017 to December 31, 2018.
  Mortgage banking income increased $194,000, with secondary market loan originations increasing slightly from $43 million during the fourth quarter of 2017 to $44 million during the fourth quarter of 2018.
  Interchange fee income increased $327,000, or 13%, driven primarily by a 9% year-over-year increase in active debit cards.

Core Bank noninterest expenses increased $1.1 million, or 3%, during the fourth quarter of 2018 compared to the fourth quarter of 2017. The following primarily drove the increase:

  Salaries and employee benefits expense increased $1.4 million, or 8%. This change was driven primarily by an increase of $1.3 in employee base-salary expense resulting from an increase of 53 Core Bank full-time-equivalent employees (“FTEs”) from December 31, 2017 to December 31, 2018.
  Marketing expense declined $282,000 primarily due to a reduction in marketing spend for the Core Bank’s separately branded digital banking product offerings.
  Data processing expense decreased $376,000, with a large portion of this decrease due to estimated conversion-related expenses recorded during the fourth quarter of 2017 for a change to the Company’s digital-banking platform for its commercial clients.
  Interchange-related expenses increased $323,000, driven primarily by a 9% year-over-year increase in active debit cards.

Republic Processing Group(3)

Republic Processing Group (“RPG”) reported net income of $1.2 million for the fourth quarter of 2018 compared to a net loss of $2.0 million for the same period in 2017. RPG reported pre-tax net income of $1.5 million for the fourth quarter of 2018 compared to a pre-tax loss of $493,000 for the same period in 2017. Revenue growth within the Republic Credit Solutions (“RCS”) line-of-credit product drove the overall improvement in RPG profitability, increasing $1.5 million, or 22%, over the fourth quarter of 2017.

Total Company Income Taxes(4)

As with the previous quarters of 2018, the Company’s performance metrics and the comparability of those metrics for both the fourth quarter and the 12 months ending December 31, 2018 were positively impacted by the 2017 Tax Cuts and Jobs Act (“TCJA”). The TCJA, among other things, lowered the federal statutory corporate tax rate from 35% to 21%, effective for all of 2018. Along with the 14% lower 2018 statutory corporate tax rate, comparability between the fourth quarter of 2018 and the same period in 2017 was impacted by a $6.3 million charge during the fourth quarter of 2017 representing the decrease in the value of Republic’s net deferred tax assets (“DTAs”) as a result of the passage of the TCJA in December 2017.

The Company estimates that the charge recorded during the fourth quarter of 2017 had a negative impact to the fourth quarter 2017 net income of $6.3 million, a negative impact to fourth quarter 2017 Diluted EPS of $0.30, and a reduction to fourth quarter 2017 ROA of 0.51% and ROE of 3.95%. Conversely, the on-going decrease in the federal statutory tax rate of 35% to 21% during 2018 benefitted the Company’s fourth quarter 2018 net income approximately $3.2 million, Diluted EPS by $0.14, ROA by 0.25%, and ROE by 1.85%.

In addition to the TCJA, the income tax expense line item for the fourth quarters and years ended December 31, 2018 and 2017 contained other items impacting the overall effective tax rate for the Company. See Footnote 4 of this earnings release for a high-level summary of those items and their overall impact to the effective income tax rates of the Company for the fourth quarters and years ended December 31, 2018 and 2017.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 45 full-service banking centers and one loan production office throughout five states: 32 banking centers in 11 Kentucky communities - Covington, Crestview Hills, Elizabethtown, Florence, Frankfort, Georgetown, Lexington, Louisville, Owensboro, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace; two banking centers in Tennessee (Nashville MSA) – Cool Springs (Franklin) and Green Hills (Nashville) and one loan production office in Brentwood; and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately branded, nation-wide digital banking at www.mymemorybank.com. The Company has $5.2 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2017. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information

Fourth Quarter 2018 Earnings Release

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Dec. 31, 2018	Dec. 31, 2017
Assets:
Cash and cash equivalents	$351,474	$299,351
Investment securities	543,771	591,458
Loans held for sale	21,809	16,989
Loans	4,148,227	4,014,034
Allowance for loan and lease losses	(44,675)	(42,769)
Loans, net	4,103,552	3,971,265
Federal Home Loan Bank stock, at cost	32,067	32,067
Premises and equipment, net	44,820	45,605
Goodwill	16,300	16,300
Other real estate owned ("OREO")	160	115
Bank owned life insurance ("BOLI")	64,883	63,356
Other assets and accrued interest receivable	61,568	48,856
Total assets	$5,240,404	$5,085,362

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,003,969	$1,022,042
Interest-bearing	2,452,176	2,411,116
Total deposits	3,456,145	3,433,158

Securities sold under agreements to repurchase and other short-term borrowings	182,990	204,021
Federal Home Loan Bank advances	810,000	737,500
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	60,095	37,019
Total liabilities	4,550,470	4,452,938

Stockholders' equity	689,934	632,424
Total liabilities and stockholders' equity	$5,240,404	$5,085,362

Average Balance Sheet Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2018	2017	2018	2017
Assets:
Investment securities, including FHLB stock	$579,429	$559,381	$542,258	$574,027
Federal funds sold and other interest-earning deposits	199,134	229,638	255,708	188,427
Loans, including loans held for sale	4,092,004	3,967,211	4,094,918	3,831,406
Total interest-earning assets	4,870,567	4,756,230	4,892,884	4,593,860
Total assets	5,070,845	4,953,134	5,130,628	4,826,208

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,050,236	$1,045,939	$1,147,432	$1,073,181
Interest-bearing deposits	2,477,962	2,383,196	2,445,385	2,267,663
Securities sold under agreements to repurchase and other short-term borrowings	252,073	271,434	225,145	219,515
Federal Home Loan Bank advances	515,413	537,326	557,090	563,552
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,286,688	3,233,196	3,268,860	3,091,970
Stockholders' equity	687,156	640,686	666,979	628,329

Republic Bancorp, Inc. Financial Information

Fourth Quarter 2018 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2018	2017	2018	2017

Total interest income(5)	$62,902	$56,349	$256,181	$218,778
Total interest expense	8,626	5,711	30,123	20,258
Net interest income	54,276	50,638	226,058	198,520

Provision for loan and lease losses	5,104	6,071	31,368	27,704

Noninterest income:
Service charges on deposit accounts	3,565	3,325	14,273	13,357
Net refund transfer fees	55	171	20,029	18,500
Mortgage banking income	1,129	935	4,825	4,642
Interchange fee income	2,844	2,533	11,159	9,881
Program fees	1,520	1,851	6,225	5,824
Increase in cash surrender value of BOLI	392	384	1,527	1,562
Losses on available-for-sale debt securities	—	(136)	—	(136)
Net gains on OREO	29	254	729	676
Other	585	873	4,658	4,108
Total noninterest income	10,119	10,190	63,425	58,414

Noninterest expense:
Salaries and employee benefits	21,743	20,502	91,189	82,233
Occupancy and equipment, net	6,474	6,518	25,365	25,194
Communication and transportation	1,115	1,261	4,785	4,711
Marketing and development	784	1,098	4,432	5,188
FDIC insurance expense	264	328	1,494	1,378
Bank franchise tax expense	863	652	4,951	4,626
Data processing	2,434	2,606	9,613	7,748
Interchange related expense	1,237	931	4,480	3,988
Supplies	446	565	1,444	1,594
OREO expense	31	104	94	388
Legal and professional fees	753	616	3,459	2,410
Other	2,819	2,964	12,546	11,386
Total noninterest expense	38,963	38,145	163,852	150,844

Income before income tax expense	20,328	16,612	94,263	78,386
Income tax expense(4)	3,022	11,774	16,411	32,754

Net income	$17,306	$4,838	$77,852	$45,632

Republic Bancorp, Inc. Financial Information

Fourth Quarter 2018 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2018	2017	2018	2017
Per Share Data:

Basic weighted average shares outstanding	20,975	21,149	20,960	20,921
Diluted weighted average shares outstanding	21,113	21,258	21,065	21,007

Period-end shares outstanding:
Class A Common Stock	18,675	18,607	18,675	18,607
Class B Common Stock	2,213	2,243	2,213	2,243

Book value per share(6)	$33.03	$30.33	$33.03	$30.33
Tangible book value per share(6)	31.98	29.27	31.98	29.27

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$0.83	$0.23	$3.76	$2.21
Basic EPS - Class B Common Stock	0.76	0.21	3.41	2.01
Diluted EPS - Class A Common Stock	0.83	0.23	3.74	2.20
Diluted EPS - Class B Common Stock	0.75	0.21	3.40	2.00

Cash dividends declared per Common share:
Class A Common Stock	$0.242	$0.220	$0.968	$0.869
Class B Common Stock	0.220	0.200	0.880	0.790

Performance Ratios:

Return on average assets	1.37%	0.39%	1.52%	0.95%
Return on average equity	10.07	3.02	11.67	7.26
Efficiency ratio(7)	61	63	57	59
Yield on average interest-earning assets(5)	5.17	4.74	5.24	4.76
Cost of average interest-bearing liabilities	1.05	0.71	0.92	0.66
Cost of average deposits(8)	0.59	0.35	0.47	0.29
Net interest spread(5)	4.12	4.03	4.32	4.10
Net interest margin - Total Company(5)	4.46	4.26	4.62	4.32
Net interest margin - Core Bank(1)	3.85	3.72	3.70	3.55

Other Information:

End of period FTEs(9) - Total Company	1,051	997	1,051	997
End of period FTEs - Core Bank	968	915	968	915
Number of full-service banking centers	45	45	45	45

Republic Bancorp, Inc. Financial Information

Fourth Quarter 2018 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2018	2017	2018	2017
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$15,993	$14,118	$15,993	$14,118
Loans past due 90-days-or-more and still on accrual	145	956	145	956
Total nonperforming loans	16,138	15,074	16,138	15,074
OREO	160	115	160	115
Total nonperforming assets	$16,298	$15,189	$16,298	$15,189

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$15,993	$14,118	$15,993	$14,118
Loans past due 90-days-or-more and still on accrual	13	19	13	19
Total nonperforming loans	16,006	14,137	16,006	14,137
OREO	160	115	160	115
Total nonperforming assets	$16,166	$14,252	$16,166	$14,252

Delinquent loans:
Delinquent loans - Core Bank	$8,875	$8,460	$8,875	$8,460
Delinquent loans - RPG(3)	7,087	5,641	7,087	5,641
Total delinquent loans - Total Company	$15,962	$14,101	$15,962	$14,101

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.39%	0.38%	0.39%	0.38%
Nonperforming assets to total loans (including OREO)	0.39	0.38	0.39	0.38
Nonperforming assets to total assets	0.31	0.30	0.31	0.30
Allowance for loan and lease losses to total loans	1.08	1.07	1.08	1.07
Allowance for loan and lease losses to nonperforming loans	277	284	277	284
Delinquent loans to total loans(2)	0.38	0.35	0.38	0.35
Net charge-offs to average loans (annualized)	0.42	0.35	0.72	0.47

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.40%	0.36%	0.40%	0.36%
Nonperforming assets to total loans (including OREO)	0.40	0.36	0.40	0.36
Nonperforming assets to total assets	0.31	0.28	0.31	0.28
Allowance for loan and lease losses to total loans	0.78	0.77	0.78	0.77
Allowance for loan and lease losses to nonperforming loans	197	213	197	213
Delinquent loans to total loans	0.22	0.21	0.22	0.21
Net charge-offs to average loans (annualized)	0.12	0.06	0.06	0.04

Republic Bancorp, Inc. Financial Information

Fourth Quarter 2018 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Assets:
Cash and cash equivalents	$351,474	$365,512	$386,956	$362,122	$299,351
Investment securities	543,771	513,766	485,622	483,573	591,458
Loans held for sale	21,809	28,899	26,337	14,295	16,989
Loans	4,148,227	4,136,195	4,195,984	4,052,500	4,014,034
Allowance for loan and lease losses	(44,675)	(43,824)	(45,047)	(52,341)	(42,769)
Loans, net	4,103,552	4,092,371	4,150,937	4,000,159	3,971,265
Federal Home Loan Bank stock, at cost	32,067	32,067	32,067	32,067	32,067
Premises and equipment, net	44,820	45,945	46,485	46,792	45,605
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	160	70	—	160	115
Bank owned life insurance	64,883	64,491	64,106	63,727	63,356
Other assets and accrued interest receivable	61,568	62,933	57,135	59,139	48,856
Total assets	$5,240,404	$5,222,354	$5,265,945	$5,078,334	$5,085,362

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,003,969	$1,103,461	$1,061,182	$1,241,127	$1,022,042
Interest-bearing	2,452,176	2,463,224	2,412,187	2,476,496	2,411,116
Total deposits	3,456,145	3,566,685	3,473,369	3,717,623	3,433,158

Securities sold under agreements to repurchase and other short-term borrowings	182,990	163,768	175,291	175,682	204,021
Federal Home Loan Bank advances	810,000	715,000	860,000	440,000	737,500
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	60,095	58,851	52,037	50,535	37,019
Total liabilities	4,550,470	4,545,544	4,601,937	4,425,080	4,452,938

Stockholders' equity	689,934	676,810	664,008	653,254	632,424
Total liabilities and stockholders' equity	$5,240,404	$5,222,354	$5,265,945	$5,078,334	$5,085,362

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Assets:
Investment securities, including FHLB stock	$579,429	$530,468	$506,209	$552,760	$559,381
Federal funds sold and other interest-earning deposits	199,134	265,111	276,246	283,161	229,638
Loans, including loans held for sale	4,092,004	4,112,926	4,092,388	4,082,050	3,967,211
Total interest-earning assets	4,870,567	4,908,505	4,874,843	4,917,971	4,756,230
Total assets	5,070,845	5,101,286	5,074,781	5,278,204	4,953,134

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,050,236	$1,076,967	$1,146,403	$1,319,860	$1,045,939
Interest-bearing deposits	2,477,962	2,476,088	2,410,330	2,416,142	2,383,196
Securities sold under agreements to repurchase and other short-term borrowings	252,073	213,195	178,063	257,439	271,434
Federal Home Loan Bank advances	515,413	574,130	593,187	545,778	537,326
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,286,688	3,304,653	3,222,820	3,260,599	3,233,196
Stockholders' equity	687,156	675,470	663,077	641,624	640,686

Republic Bancorp, Inc. Financial Information

Fourth Quarter 2018 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017

Total interest income(5)	$62,902	$61,090	$58,356	$73,833	$56,349
Total interest expense	8,626	8,057	7,272	6,168	5,711
Net interest income	54,276	53,033	51,084	67,665	50,638

Provision for loan and lease losses	5,104	4,077	4,932	17,255	6,071

Noninterest income:
Service charges on deposit accounts	3,565	3,579	3,574	3,555	3,325
Net refund transfer fees	55	149	3,473	16,352	171
Mortgage banking income	1,129	1,360	1,316	1,020	935
Interchange fee income	2,844	2,757	2,891	2,667	2,533
Program fees	1,520	1,686	1,323	1,696	1,851
Increase in cash surrender value of BOLI	392	385	379	371	384
Losses on available-for-sale debt securities	—	—	—	—	(136)
Net gains on OREO	29	248	320	132	254
Other	585	1,301	1,020	1,752	873
Total noninterest income	10,119	11,465	14,296	27,545	10,190

Noninterest expense:
Salaries and employee benefits	21,743	22,846	22,766	23,834	20,502
Occupancy and equipment, net	6,474	6,279	6,391	6,221	6,518
Communication and transportation	1,115	1,047	1,241	1,382	1,261
Marketing and development	784	1,449	1,283	916	1,098
FDIC insurance expense	264	360	345	525	328
Bank franchise tax expense	863	710	860	2,518	652
Data processing	2,434	2,350	2,443	2,386	2,606
Interchange related expense	1,237	1,138	1,098	1,007	931
Supplies	446	314	303	381	565
OREO expense	31	2	16	45	104
Legal and professional fees	753	935	728	1,043	616
Other	2,819	3,782	3,158	2,787	2,964
Total noninterest expense	38,963	41,212	40,632	43,045	38,145

Income before income tax expense	20,328	19,209	19,816	34,910	16,612
Income tax expense(4)	3,022	1,798	4,150	7,441	11,774

Net income	$17,306	$17,411	$15,666	$27,469	$4,838

Republic Bancorp, Inc. Financial Information

Fourth Quarter 2018 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Per Share Data:

Basic weighted average shares outstanding	20,975	20,962	21,187	20,920	21,149
Diluted weighted average shares outstanding	21,113	21,120	21,331	21,018	21,258

Period-end shares outstanding:
Class A Common Stock	18,675	18,682	18,677	18,645	18,607
Class B Common Stock	2,213	2,213	2,215	2,243	2,243

Book value per share(6)	$33.03	$32.39	$31.78	$31.27	$30.33
Tangible book value per share(6)	31.98	31.34	30.73	30.22	29.27

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$0.83	$0.84	$0.75	$1.32	$0.23
Basic EPS - Class B Common Stock	0.76	0.76	0.68	1.21	0.21
Diluted EPS - Class A Common Stock	0.83	0.83	0.74	1.32	0.23
Diluted EPS - Class B Common Stock	0.75	0.76	0.68	1.20	0.21

Cash dividends declared per Common share:
Class A Common Stock	$0.242	$0.242	$0.242	$0.242	$0.220
Class B Common Stock	0.220	0.220	0.220	0.220	0.200

Performance Ratios:

Return on average assets	1.37%	1.37%	1.23%	2.08%	0.39%
Return on average equity	10.07	10.31	9.45	17.12	3.02
Efficiency ratio(7)	61	64	62	45	63
Yield on average interest-earning assets(5)	5.17	4.98	4.79	6.01	4.74
Cost of average interest-bearing liabilities	1.05	0.98	0.90	0.76	0.71
Cost of average deposits(8)	0.59	0.51	0.44	0.36	0.35
Net interest spread(5)	4.12	4.00	3.89	5.25	4.03
Net interest margin - Total Company(5)	4.46	4.32	4.19	5.50	4.26
Net interest margin - Core Bank(1)	3.85	3.76	3.64	3.55	3.72

Other Information:

End of period FTEs(9) - Total Company	1,051	1,034	1,013	1,003	997
End of period FTEs - Core Bank	968	953	933	922	915
Number of full-service banking centers	45	45	45	45	45

Republic Bancorp, Inc. Financial Information

Fourth Quarter 2018 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$15,993	$17,015	$17,502	$14,849	$14,118
Loans past due 90-days-or-more and still on accrual	145	254	858	1,279	956
Total nonperforming loans	16,138	17,269	18,360	16,128	15,074
OREO	160	70	—	160	115
Total nonperforming assets	$16,298	$17,339	$18,360	$16,288	$15,189

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$15,993	$17,015	$17,502	$14,849	$14,118
Loans past due 90-days-or-more and still on accrual	13	5	22	27	19
Total nonperforming loans	16,006	17,020	17,524	14,876	14,137
OREO	160	70	—	160	115
Total nonperforming assets	$16,166	$17,090	$17,524	$15,036	$14,252

Delinquent Loans:
Delinquent loans - Core Bank	$8,875	$11,840	$8,703	$8,303	$8,460
Delinquent loans - RPG(3)(10)	7,087	5,986	4,429	17,530	5,641
Total delinquent loans - Total Company	$15,962	$17,826	$13,132	$25,833	$14,101

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.39%	0.42%	0.44%	0.40%	0.38%
Nonperforming assets to total loans (including OREO)	0.39	0.42	0.44	0.40	0.38
Nonperforming assets to total assets	0.31	0.33	0.35	0.32	0.30
Allowance for loan and lease losses to total loans	1.08	1.06	1.07	1.29	1.07
Allowance for loan and lease losses to nonperforming loans	277	254	245	325	284
Delinquent loans to total loans(2)(10)	0.38	0.43	0.31	0.64	0.35
Net charge-offs to average loans (annualized)	0.42	0.52	1.19	0.75	0.35

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.40%	0.42%	0.43%	0.37%	0.36%
Nonperforming assets to total loans (including OREO)	0.40	0.42	0.43	0.38	0.36
Nonperforming assets to total assets	0.31	0.33	0.34	0.31	0.28
Allowance for loan and lease losses to total loans	0.78	0.78	0.76	0.77	0.77
Allowance for loan and lease losses to nonperforming loans	197	184	179	205	213
Delinquent loans to total loans	0.22	0.29	0.21	0.21	0.21
Net charge-offs to average loans (annualized)	0.12	0.04	—	0.06	0.06

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2018 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of December 31, 2018, the Company was divided into five reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”), and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” operations, while the last two segments collectively constitute Republic Processing Group (“RPG”) operations. The Bank’s Correspondent Lending channel and the Company’s national branchless banking platform, MemoryBank®, are considered part of the Traditional Banking segment.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenue:

Core Banking:

Traditional Banking	Provides traditional banking products to clients in its market footprint primarily via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.	Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in the Bank's market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions	TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refund products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.	Loans, refund transfers, and prepaid cards.

Republic Credit Solutions	Offers consumer credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint, with a substantial portion of RCS clients considered subprime or near-prime borrowers.	Unsecured, consumer loans.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2017 Annual Report on Form 10-K. Republic evaluates segment performance using operating income. The Company allocates goodwill to the Traditional Banking segment. Republic generally allocates income taxes based on income before income tax expense unless Republic can reasonably make specific segment allocations. The Company makes transactions among reportable segments at carrying value.

Republic Bancorp, Inc. Financial Information Fourth Quarter 2018 Earnings Release (continued) Segment information for the quarters and years ended December 31, 2018 and 2017 follows:

	Three Months Ended December 31, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$42,207	$3,557	$94	$45,858	$76	$8,342	$8,418	$54,276

Provision for loan and lease losses	1,552	(230)	—	1,322	(554)	4,336	3,782	5,104

Net refund transfer fees	—	—	—	—	55	—	55	55
Mortgage banking income	—	—	1,129	1,129	—	—	—	1,129
Program fees	—	—	—	—	19	1,501	1,520	1,520
Other noninterest income	7,374	10	339	7,723	17	(325)	(308)	7,415
Total noninterest income	7,374	10	1,468	8,852	91	1,176	1,267	10,119

Total noninterest expense	32,785	844	905	34,534	3,232	1,197	4,429	38,963

Income (loss) before income tax expense	15,244	2,953	657	18,854	(2,511)	3,985	1,474	20,328
Income tax expense (benefit)	1,913	676	138	2,727	(631)	926	295	3,022
Net income (loss)	$13,331	$2,277	$519	$16,127	$(1,880)	$3,059	$1,179	$17,306

Period-end assets	$4,647,037	$470,126	$14,246	$5,131,409	$20,288	$88,707	$108,995	$5,240,404

Net interest margin	3.92%	3.14%	NM	3.85%	NM	NM	NM	4.46%

Net-revenue concentration*	77%	6%	2%	85%	—%	15%	15%	100%

	Three Months Ended December 31, 2017
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$39,333	$4,460	$91	$43,884	$18	$6,736	$6,754	$50,638

Provision for loan and lease losses	1,312	(114)	—	1,198	(228)	5,101	4,873	6,071

Net refund transfer fees	—	—	—	—	171	—	171	171
Mortgage banking income	—	—	935	935	—	—	—	935
Program fees	—	—	—	—	73	1,778	1,851	1,851
Other noninterest income	6,834	10	87	6,931	12	290	302	7,233
Total noninterest income	6,834	10	1,022	7,866	256	2,068	2,324	10,190

Total noninterest expense	31,085	944	1,418	33,447	3,600	1,098	4,698	38,145

Income (loss) before income tax expense	13,770	3,640	(305)	17,105	(3,098)	2,605	(493)	16,612
Income tax expense (benefit)	9,518	1,512	(808)	10,222	(1,125)	2,677	1,552	11,774
Net income (loss)	$4,252	$2,128	$503	$6,883	$(1,973)	$(72)	$(2,045)	$4,838

Period-end assets	$4,470,932	$525,246	$11,115	$5,007,293	$12,450	$65,619	$78,069	$5,085,362

Net interest margin	3.76%	3.41%	NM	3.72%	NM	NM	NM	4.26%

Net-revenue concentration*	77%	7%	2%	86%	—%	14%	14%	100%
_______________
*Net revenue represents net interest income plus total noninterest income. Net-revenue concentration equals segment-level net revenue divided by total Company net revenue.

Republic Bancorp, Inc. Financial Information Fourth Quarter 2018 Earnings Release (continued)

	Year Ended December 31, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$160,398	$15,726	$402	$176,526	$19,203	$30,329	$49,532	$226,058

Provision for loan and lease losses	3,710	(142)	—	3,568	10,919	16,881	27,800	31,368

Net refund transfer fees	—	—	—	—	20,029	—	20,029	20,029
Mortgage banking income	—	—	4,825	4,825	—	—	—	4,825
Program fees	—	—	—	—	295	5,930	6,225	6,225
Other noninterest income	29,965	40	550	30,555	1,229	562	1,791	32,346
Total noninterest income	29,965	40	5,375	35,380	21,553	6,492	28,045	63,425

Total noninterest expense	136,439	3,367	4,356	144,162	14,686	5,004	19,690	163,852

Income before income tax expense	50,214	12,541	1,421	64,176	15,151	14,936	30,087	94,263
Income tax expense	6,819	2,869	298	9,986	3,033	3,392	6,425	16,411
Net income	$43,395	$9,672	$1,123	$54,190	$12,118	$11,544	$23,662	$77,852

Period-end assets	$4,647,037	$470,126	$14,246	$5,131,409	$20,288	$88,707	$108,995	$5,240,404

Net interest margin	3.76%	3.17%	NM	3.70%	NM	NM	NM	4.62%

Net-revenue concentration*	66%	5%	2%	73%	14%	13%	27%	100%

	Year Ended December 31, 2017
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$142,823	$17,533	$346	$160,702	$15,197	$22,621	$37,818	$198,520

Provision for loan and lease losses	3,923	(150)	—	3,773	6,535	17,396	23,931	27,704

Net refund transfer fees	—	—	—	—	18,500	—	18,500	18,500
Mortgage banking income	—	—	4,642	4,642	—	—	—	4,642
Program fees	—	—	—	—	176	5,648	5,824	5,824
Other noninterest income	27,452	37	279	27,768	164	1,516	1,680	29,448
Total noninterest income	27,452	37	4,921	32,410	18,840	7,164	26,004	58,414

Total noninterest expense	124,637	3,392	4,765	132,794	14,491	3,559	18,050	150,844

Income before income tax expense	41,715	14,328	502	56,545	13,011	8,830	21,841	78,386
Income tax expense	18,202	5,421	(526)	23,097	4,721	4,936	9,657	32,754
Net income	$23,513	$8,907	$1,028	$33,448	$8,290	$3,894	$12,184	$45,632

Period-end assets	$4,470,932	$525,246	$11,115	$5,007,293	$12,450	$65,619	$78,069	$5,085,362

Net interest margin	3.55%	3.53%	NM	3.55%	NM	NM	NM	4.32%

Net-revenue concentration*	66%	7%	2%	75%	13%	12%	25%	100%
_______________
*Net revenue represents net interest income plus total noninterest income. Net-revenue concentration equals segment-level net revenue divided by total Company net revenue.

Republic Bancorp, Inc. Financial Information Fourth Quarter 2018 Earnings Release (continued)

(1)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending, and Mortgage Banking segments.

(2)	The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(3)	Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

(4)	The 2017 Tax Cuts and Jobs Act (“TCJA”), enacted on December 22, 2017, lowered the federal corporate tax rate from 35% to 21%, effective January 1, 2018. With the TCJA’s meaningful impact during 2018 and the fourth quarter of 2017, the Company’s effective tax rate per quarter was as follows: 14.9% (quarter ended December 31, 2018); 9.4% (quarter ended September 30, 2018); 20.9% (quarter ended June 30, 2018); 21.3% (quarter ended March 31, 2018); and 70.9% (quarter ended December 31, 2017).

In addition to the TCJA lowering the Company’s 2018 federal income tax rate, Republic’s relatively low effective tax rate during the third quarter of 2018 was driven by approximately $2.8 million in income tax benefits recognized during the third quarter of 2018 as part of preparing the Company’s fiscal-year 2017 federal tax return due October 15, 2018. The Company considers approximately $2.6 million of the $2.8 million in federal income tax benefits to be nonrecurring in nature, with a portion of the remaining benefits to be realizable in the future.

A $6.3 million charge to income tax expense upon remeasurement of the Company’s deferred tax assets and liabilities at a 21% corporate tax rate drove the relatively high effective tax rate for the fourth quarter of 2017.

The following table reflects the impact of the TCJA on Republic’s income tax expense and effective tax rate for the fourth quarters and years ended December 31, 2018 and 2017.

	Three Months Ended Dec. 31,				Year Ended Dec. 31,
	2018		2017		2018		2017
		Effective		Effective		Effective		Effective
(in thousands)	Amount	Tax Rate	Amount	Tax Rate	Amount	Tax	Amount	Tax Rate

Income before income tax expense	$20,328		$16,612		$94,263		$78,386

Income tax expense, before adjusting items	$4,269	21.00%	$5,814	35.00%	$19,795	21.00%	$27,435	35.00%
Adjustments relating to:
Enactment of the TCJA	(389)	(1.91)	6,327	38.09	(2,762)	(2.93)	6,327	8.07
Nontaxable Income	(250)	(1.23)	(405)	(2.44)	(933)	(0.99)	(1,488)	(1.90)
State Taxes, net of federal benefit	422	2.08	174	1.05	1,569	1.66	700	0.89
General business tax credits	(213)	(1.05)	—	—	(1,355)	(1.44)	—	—
Tax Benefit of Vesting Employee Benefits	(191)	(0.94)	(243)	(1.46)	(191)	(0.20)	(243)	(0.31)
Reduction of uncertain tax positions	(210)	(1.03)	(433)	(2.61)	(210)	(0.22)	(433)	(0.55)
Other, net	(416)	(2.05)	540	3.25	498	0.53	456	0.58
Total Adjustments	(1,247)	(6.13)	5,960	35.88	(3,384)	(3.59)	5,319	6.79

Income tax expense, as reported	$3,022	14.87%	$11,774	70.88%	$16,411	17.41%	$32,754	41.79%

(5)	The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin, and net interest spread. The amount of loan fee income included in total interest income was $9.4 million and $9.4 million for the quarters ended December 31, 2018 and 2017. The amount of loan fee income included in total interest income was $53.8 million and $46.2 million for the years ended December 31, 2018 and 2017.

The amount of loan fee income included in total interest income per quarter was as follows: $9.4 million (quarter ended December 31, 2018); $9.0 million (quarter ended September 30, 2018); $8.5 million (quarter ended June 30, 2018); $26.9 million (quarter ended March 31, 2018); and $9.4 million (quarter ended December 31, 2017).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $17.8 million and $14.2 million for the years ended December 31, 2018 and 2017. EAs are only offered during the first two months of each year.

(6)	The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017

Total stockholders' equity - GAAP (a)	$689,934	$676,810	$664,008	$653,254	$632,424
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	4,919	4,925	4,914	4,925	5,044
Less: Core deposit intangible	654	705	756	807	858
Tangible stockholders' equity - Non-GAAP (c)	$668,061	$654,880	$642,038	$631,222	$610,222

Total assets - GAAP (b)	$5,240,404	$5,222,354	$5,265,945	$5,078,334	$5,085,362
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	4,919	4,925	4,914	4,925	5,044
Less: Core deposit intangible	654	705	756	807	858
Tangible assets - Non-GAAP (d)	$5,218,531	$5,200,424	$5,243,975	$5,056,302	$5,063,160

Total stockholders' equity to total assets - GAAP (a/b)	13.17%	12.96%	12.61%	12.86%	12.44%
Tangible stockholders' equity to tangible assets - Non-GAAP (c/d)	12.80%	12.59%	12.24%	12.48%	12.05%

Number of shares outstanding (e)	20,888	20,895	20,892	20,888	20,850

Book value per share - GAAP (a/e)	$33.03	$32.39	$31.78	$31.27	$30.33
Tangible book value per share - Non-GAAP (c/e)	31.98	31.34	30.73	30.22	29.27

(7)	The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls, and impairment of investment securities, if applicable.

(8)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(9)	FTEs – Full-time-equivalent employees.

(10)	Delinquent loans for the RPG segment included $13 million of EAs at March 31, 2018. EAs were only offered during the first two months of 2018. EAs do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes
Executive Vice President & Chief Financial Officer
(502) 560-8628